EXHIBIT 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated as of October 2, 2014, is made and entered into by and among Salix Pharmaceuticals, Ltd., a Delaware corporation (“Salix”), Cosmo Pharmaceuticals S.p.A., an Italian public corporation (società per azioni) (“Cosmo”), Cosmo Technologies Limited, a private limited company organized under the laws of Ireland (“Tech”), Sangiovese, LLC, a Delaware limited liability company (“Merger Sub”), and Cosmo Holding S.p.A., an Italian corporation (società per azioni) (“Cosmo Holding” and, together with Cosmo, Tech and Merger Sub, the “Cosmo Parties”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), made and entered into as of July 8, 2014, by and among Salix, Cosmo, Tech and Merger Sub, Merger Sub agreed to merge with and into Salix, with Salix as the surviving entity and an indirect, wholly-owned subsidiary of Irish domiciled Tech, which was to change its name to Salix Pharmaceuticals, plc;

WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Cosmo Holding, owner of approximately 38% of Cosmo’s shares, and Salix entered into a side letter to the Merger Agreement (the “Cosmo Holding Side Letter Agreement”); and

WHEREAS, the parties hereto desire to terminate the Merger Agreement and the Cosmo Holding Side Letter Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.  Merger Agreement and Side Letter Termination and Related Matters.

(a)  Termination.    The parties hereto mutually agree that the Merger Agreement and the Cosmo Holding Side Letter Agreement are hereby terminated, effective immediately upon the execution of this Agreement by each of the parties hereto.

(b)  Survival of Certain Provisions.    Notwithstanding Section 1(a), Section 5.7 and Article I and Article XI of the Merger Agreement shall survive the termination of the Merger Agreement.

(c)  Mutual Releases.

(i)  To the fullest extent permitted by applicable law, Salix, on behalf of itself, its subsidiaries and affiliates and their respective future, present and former directors, officers, shareholders, partners, members, employees, agents, attorneys, successors and assigns (collectively, the “Salix Releasing Parties”), hereby unequivocally, knowingly, voluntarily, unconditionally and irrevocably waives, fully and finally releases, remises, exculpates, acquits and forever discharges each Cosmo Party, each Cosmo Party’s subsidiaries and affiliates and their respective future, present and former directors, officers, shareholders, partners, members, employees, agents, attorneys, successors and assigns (collectively, the “Cosmo Released Parties”) from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, obligations, claims, counterclaims, setoffs, debts, demands, damages, costs, expenses, compensation and liabilities of every kind and any nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising at law or in equity, which such Salix Releasing Party had, has, or may have based upon, arising from, in connection with or relating to the Merger Agreement or the Cosmo Holding Side Letter Agreement, any agreement or instrument delivered in connection therewith or the transactions contemplated thereby; provided, however, that the foregoing shall not limit the rights and obligations of the parties hereto (i) under this Agreement, (ii) under the Merger Agreement which survive the termination thereof as provided in Section 1(b) of this Agreement, or (iii) under the confidentiality agreement, dated as of April 11, 2014, between Salix and Cosmo (the “Confidentiality Agreement”). Each Salix Releasing Party shall refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting, maintaining, facilitating, aiding or causing to be commenced, instituted or maintained, any legal or arbitral proceeding of any kind against any Cosmo Released Party based upon any matter released under this Section 1(c)(i).

(ii)  To the fullest extent permitted by applicable law, each Cosmo Party, on behalf of itself, its subsidiaries and affiliates and their respective future, present and former directors, officers, shareholders, partners, members, employees, agents, attorneys, successors and assigns (collectively, the “Cosmo Releasing Parties”), hereby unequivocally, knowingly, voluntarily, unconditionally and irrevocably waives, fully and finally releases, remises, exculpates, acquits and forever discharges Salix, each of Salix’s subsidiaries and affiliates and their respective future, present and former directors, officers, shareholders, partners, members, employees, agents, attorneys, successors and assigns (collectively, the “Salix Released Parties”) from any and all actions, causes of action, suits, debts, accounts, bonds, bills, covenants, contracts, controversies, obligations, claims, counterclaims, setoffs, debts, demands, damages, costs, expenses, compensation and liabilities of every kind and any nature whatsoever, in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising at law or in equity, which such Cosmo Releasing Party had, has, or may have based upon, arising from, in connection with or relating to the Merger Agreement or the Cosmo Holding Side Letter Agreement, any agreement or instrument delivered in connection therewith or the transactions contemplated thereby; provided, however, that the foregoing shall not limit the rights and obligations of the parties hereto (i) under this Agreement, (ii) under the Merger Agreement which survive the termination thereof as provided in Section 1(b) of this Agreement, or (iii) under the Confidentiality Agreement. Each Cosmo Releasing Party shall refrain from, directly or indirectly, asserting any claim or demand or commencing, instituting, maintaining, facilitating, aiding or causing to be commenced, instituted or maintained, any legal or arbitral proceeding of any kind against any Salix Released Party based upon any matter released under this Section 1(c)(ii).

(d)  Payment.    In consideration of the termination of the Merger Agreement and the Cosmo Holding Side Letter Agreement, Salix shall, within two (2) business days of the date of this Agreement, pay to Tech, as agreed between the parties, $25,000,000 by wire transfer of immediately available funds to an account designated in writing by Cosmo.

Section 2.  Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 3.  Entire Agreement; Third Party Beneficiaries.    This Agreement and the Confidentiality Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties hereto other than those set forth or referred to herein or therein. Other than Section 1(c)(i) and Section 1(c)(ii) of this Agreement, which are intended to benefit, and be enforceable by, the Cosmo Released Parties and the Salix Released Parties, respectively, this Agreement is not intended to confer upon any person or entity not a party hereto (and their successors and assigns permitted by Section 2) any rights or remedies hereunder.

Section 4.  Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a)  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

(b)  Each of the parties hereto irrevocably (A) consents to submit itself, and hereby submits itself, to the personal jurisdiction of the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (B) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and agrees not to plead or claim any objection to the laying of venue in any such court or that any proceeding in any such court has been brought in an inconvenient forum, and (C) agrees that it will not bring any action, claim, suit or proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware and any federal court located in the State of Delaware having subject matter jurisdiction, or, if neither of such courts has subject matter jurisdiction, any state court of the State of Delaware having subject matter jurisdiction. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action, claim, suit or proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement by registered mail, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 4(b) shall affect the right of any party to serve legal process in any other manner permitted by applicable law. The consent to jurisdiction set forth in this Section 4(b) shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 4(b). The parties hereto agree that a final judgment in any such action, claim, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c)  EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, CLAIM, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.

Section 5.  Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 6.  Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given and received (a) upon receipt, if delivered personally, (b) two (2) business days after deposit in the mail, if sent by registered or certified mail, (c) on the next business day after deposit with an overnight courier, if sent by overnight courier, (d) upon transmission and confirmation of receipt, if sent by facsimile or email transmission prior to 6:00 p.m., local time, in the place of receipt or (e) on the next business day following transmission and confirmation of receipt, if sent by facsimile or email transmission after 6:00 p.m., local time, in the place of receipt; provided, that the notice or other communication is sent to the address, facsimile number or email address set forth beneath the name of such party below (or to such other address, facsimile number or email address as such party shall have specified in a written notice to the other parties):

(a)  If to any Cosmo Party:

Cosmo Pharmaceuticals S.p.A.

Via Cristoforo Colombo 1

Lainate, Milan 20020

Italy

Attention: Alessandro Della Chà

Facsimile: +39 02 9333 7663

Email: adellacha@cosmopharma.com

and

Cosmo Technologies Limited

42-43 Amiens Street

Dublin 1

Ireland

Attention: Kevin Donovan

Facsimile: +353 1 823 0718

Email: kdonovan@cosmopharma.com

and

Cosmo Holding S.p.A.

Piazza della Repubblica 3

Milano, 20121

Italy

Attention: Gianni Bertolli

Facsimile: +39 02 6554840

Email: gbertolli@studiobertolli.it

with copies (which shall not constitute notice) to:

Procopio Cory Hargreaves & Savitch LLP

12544 High Bluff Drive, Suite 300

San Diego, CA 92130

Attention: Dennis J. Doucette

Facsimile: (858) 523-4305

Email: dennis.doucette@procopio.com

and

Byrne Wallace

88 Harcourt Street

Dublin 2

Ireland

Attention: Dennis Agnew

Facsimile: 353 1 691 5010

Email: dagnew@byrnewallace.com

(b)  if to Salix:

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, NC 27615

Attention: Rick D. Scruggs,

Executive Vice President, Business Development

William Bertrand, Jr.,

Senior Vice President, General Counsel

Facsimile: (919) 862-1095

Email: rick.scruggs@salix.com

bill.bertrand@salix.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham and Taft LLP

200 Liberty Street

New York, NY 10281

Attention: Christopher Cox, Esq.

Facsimile: (212) 504-6666

Email: chris.cox@cwt.com

Section 7.  Amendments and Waivers.    This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party may, only by an instrument in writing, waive compliance by another party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 8.  Severability.    If any term or other provision of this Agreement is held by a court of competent jurisdiction or other applicable governmental authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions, covenants and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the termination of the Merger Agreement contemplated hereby is fulfilled to the extent possible.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COSMO PHARMACEUTICALS S.P.A

By:	/s/ Alessandro Della Chà

Name: Alessandro Della Chà
Title: CEO

COSMO TECHNOLOGIES LIMITED

By:	/s/ Kevin Donovan

Name: Kevin Donovan
Title: Director

COSMO HOLDING S.P.A.

By:	/s/ Mauro Ajani

Name: Mauro Ajani
Title: Chairman

SANGIOVESE, LLC

By:	/s/ Kevin Donovan

Name: Kevin Donovan
Title: On behalf of Grenton Limited, as Manager

[Signature Page to Termination Agreement]

SALIX PHARMACEUTICALS, LTD.

By:	/s/ Rick Scruggs

Name: Rick Scruggs
Title: EVP of Business Development

[Signature Page to Termination Agreement]